Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of McKesson Corporation, a Delaware corporation, does hereby constitute and appoint James A. Beer, Laureen E. Seeger and Willie C. Bogan such undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such undersigned and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the fiscal year ended March 31, 2014, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ James A. Beer	/s/ M. Christine Jacobs
James A. Beer, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	M. Christine Jacobs, Director

/s/ Andy D. Bryant	/s/ Marie L. Knowles
Andy D. Bryant, Director	Marie L. Knowles, Director

/s/ Wayne A. Budd	/s/ David M. Lawrence
Wayne A. Budd, Director	David M. Lawrence, M.D., Director

/s/ N. Anthony Coles	/s/ Edward A. Mueller
N. Anthony Coles, M.D., Director	Edward A. Mueller, Director

/s/ John H. Hammergren	/s/ Nigel A. Rees
John H. Hammergren, Chairman, President and Chief Executive Officer (Principal Executive Officer)	Nigel A. Rees, Vice President and Controller (Principal Accounting Officer)

/s/ Alton F. Irby	/s/ Jane E. Shaw
Alton F. Irby III, Director	Jane E. Shaw, Director

Dated: April 30, 2014